CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of Parlux Fragrances, Inc. of our report dated June 30, 2000 relating to the financial statements and finacial statement schedules, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Miami, Florida
June 30, 2000